Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-1 and related prospectus of our report dated March 8, 2023, with respect to the consolidated financial statements of Onconetix, Inc. (formerly known as Blue Water Vaccines Inc.) (the “Company”) as of and for the year ended December 31, 2022, and to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

Los Angeles, California

June 24, 2024